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                       THE PAYDEN & RYGEL INVESTMENT GROUP
                               AMENDMENT NO. 19 TO
                             MASTER TRUST AGREEMENT


         This Amendment No. 19 to the Master Trust Agreement of The Payden & Rygel Investment Group, dated January 22, 1992, as amended (the "Agreement"), is made as of December 16, 1998.

         WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated eighteen sub-trusts known as the Payden & Rygel Global Fixed Income Fund, the Payden & Rygel Tax Exempt Bond Fund, the Payden & Rygel Short Bond Fund, the Payden & Rygel Investment Quality Bond Fund, the Payden & Rygel Limited Maturity Fund, the Payden & Rygel Short Duration Tax Exempt Fund, the Payden & Rygel U.S. Government Fund, the Payden & Rygel Market Return Fund, the Payden & Rygel Growth & Income Fund, the Payden & Rygel Global Short Bond Fund, the Payden & Rygel Total Return Fund, the Payden & Rygel International Equity Fund, the Payden & Rygel Global Balanced Fund, the Payden & Rygel European Growth & Income Fund, the Payden & Rygel High Income Fund, the Payden & Rygel Value Stock Fund, the Payden & Rygel Growth Stock Fund, and the Bunker Hill Money Market Fund; and

         WHEREAS, the Trustees have the authority, without shareholder approval, under Section 7.3 of the Agreement, to amend the Agreement in any manner, so long as such amendment does not adversely affect the rights of any shareholder and is not in contravention of applicable law; and

         WHEREAS, the Trustees hereby desire to establish and designate three additional sub-trusts, to be known as the Payden & Rygel High Emerging Markets Bond Fund, the Payden & Rygel EuroDirect Fund and the Payden & Rygel California Municipal Income Fund, and to fix the rights and preferences of the shares of each such additional sub-trust, effective the day and year first above written; and

         WHEREAS, the Trustees hereby also desire to change the designation of the Payden & Rygel Value Stock Fund to the Payden & Rygel Small Cap Value Stock Fund, and change the designation of the Payden & Rygel Growth Stock Fund to the Payden & Rygel Small Cap Growth Stock Fund, each such change being effective March 1, 1999;

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         NOW THEREFORE:

         Amendment Effective December 16, 1998:

         The first paragraph of Section 4.2 of the Agreement is hereby amended, effective December 16, 1998, to read in pertinent part as follow:

                  "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate twenty-one Sub-Trusts and classes thereof: the Payden & Rygel Global Fixed Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Tax Exempt Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Investment Quality Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Limited Maturity Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Short Duration Tax Exempt Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel U.S. Government Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Market Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Growth & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Global Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Total Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel International Equity Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Global Balanced Fund, which


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         shall consist of two classes of shares designated as "Class R" and
         "Class S" shares; the Payden & Rygel European Growth & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel High Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Value Stock Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Growth Stock Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Emerging Markets Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel EuroDirect Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel California Municipal Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; and the Bunker Hill Money Market Fund, which shall consist of two classes of shares designated as "Class R" and "Class D" shares. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class a the time of establishing and designating the same) have the following relative rights and preferences:".

Amendment Effective March 1, 1999:

         The first paragraph of Section 4.2 of the Agreement is hereby amended, effective March 1, 1999, to read in pertinent part as follow:

                  "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate twenty-one Sub-Trusts and classes thereof: the Payden & Rygel Global Fixed Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Tax Exempt Bond Fund, which shall consist of two classes of shares


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         designated as "Class R" and "Class S" shares; the Payden & Rygel Short
         Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Investment Quality Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Limited Maturity Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Short Duration Tax Exempt Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel U.S. Government Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Market Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Growth & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Global Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Total Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel International Equity Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Global Balanced Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel European Growth & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel High Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Small Cap Value Stock Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Small Cap Growth Stock Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Emerging Markets Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel EuroDirect Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel California Municipal Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares;

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         and the Bunker Hill Money Market Fund, which shall consist of two classes of shares designated as "Class R" and "Class D" shares. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class a the time of establishing and designating the same) have the following relative rights and preferences:".


         The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


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Joan A. Payden                              Lynda L. Faber


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John Paul Isaacson                          Christopher N. Orndorff


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J. Clayburn La Force                        Dennis C. Poulsen


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Stender E. Sweeney                          Thomas V. McKernan, Jr.


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W.D. Hilton, Jr.